EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

PITTSBURGH, October 19, 2016 - TriState Capital Holdings, Inc. (NASDAQ: TSC) grew earnings per share (EPS) to $0.30 in the third quarter of 2016, with EPS increasing 36.4% from the third quarter of 2015 and 25.0% from the second quarter of 2016. The parent company of TriState Capital Bank and Chartwell Investment Partners also reported record revenue, net interest income and investment management fees, while continuing to drive strong loan and deposit growth, maintaining excellent credit quality, and enhancing its capital position.

TriState Capital’s net income grew to $8.5 million in the third quarter of 2016, increasing 38.2% from $6.1 million in the third quarter of 2015 and 24.8% from $6.8 million in the second quarter of 2016. Net income per diluted share was $0.30 in the third quarter of 2016, compared to $0.22 in the third quarter of 2015 and $0.24 in the second quarter of 2016. Third quarter 2016 earnings per share included approximately $0.03 from the reduction of previously accrued contingent consideration for The Killen Group (TKG) acquisition completed earlier this year.

“TriState Capital delivered its best quarterly financial results ever as a public company, showcasing our uniquely diversified and low-risk-profile financial services business model and its proven ability to consistently generate robust earnings through sustainable revenue growth in commercial banking, private banking and investment management,” Chief Executive Officer James F. Getz said. “We are also pleased to report further success in increasing the number and depth of client relationships that come with deposits, which outpaced very healthy loan growth for the third consecutive quarter, as well as further enhancements to our already strong regulatory capital position to support the continued organic expansion of our balance sheet.”

THIRD QUARTER 2016 HIGHLIGHTS

•	Deposits grew $486.7 million, or 18.7%, from one year prior and $199.0 million, or 6.9%, during the quarter to $3.09 billion, outpacing loan growth for the third consecutive quarter

•
Loans grew $513.5 million, or 19.3%, from one year prior and $177.3 million, or 5.9%, during the quarter to $3.17 billion, supporting TriState Capital’s ongoing long-term compound annual growth goal of 15%

•
Strong credit quality continued, with adverse-rated credits declining to 1.59% at period end, from 2.08% one year prior, and non-performing assets representing 0.67% of total assets at the end of the most-recent and year-ago quarters

•
Non-interest income grew to a record $12.5 million, or 40.0% of revenues, with Chartwell investment management revenue enhanced by the first full quarter of contribution from the TKG acquisition that closed April 29

•	Assets under management (AUM) grew 2.0% during the quarter to $10.8 billion

•
About $120 million of private banking loans became newly eligible for beneficial risk-weighted capital treatment under Basel III rules, making about $12 million of additional regulatory capital available to the bank

TriState Capital’s total revenue, net interest income (NII) and non-interest income each hit record quarterly levels in the three months ended September 30, 2016. Total revenue grew to $31.2 million in the third quarter of 2016, increasing 24.6% from $25.0 million in the year-ago quarter and 5.3% from $29.6 million in the linked quarter.

TriState Capital’s diverse loan growth continues to support revenue expansion, even as net interest margin of 2.18% in the third quarter of 2016 reflects the lingering impact of the sustained low-rate environment, in light of the company’s continued commitment to asset sensitivity and strong credit quality in loans and investments. NII grew to $18.7 million in the third quarter of 2016, increasing 10.0% from $17.0 million in the third quarter of 2015 and 2.7% from $18.2 million in the linked quarter.

Investment management fees of $10.3 million in the third quarter of 2016 reflected Chartwell’s successful business development efforts, as well as the contributions of the TKG business acquired on April 29. Chartwell investment management fees were $7.0 million in the year-ago quarter and $9.4 million in the linked quarter.

EXHIBIT 99.1

All other non-interest income was $2.2 million in the third quarter of 2016, compared to $995,000 in the year-ago quarter and $2.0 million in the linked quarter. Total non-interest income was $12.5 million, or 40.0% of total revenue, in the third quarter of 2016, compared to $8.0 million, or 32.0%, in the year-ago period and $11.4 million, or 38.5%, in the linked quarter.

The bank’s efficiency ratio for the third quarter of 2016 was 62.01%, compared to 64.93% in the third quarter of 2015 and 59.63% in the second quarter of 2016. Non-interest expenses in the third quarter of 2016 were $20.5 million, or 2.27% of average assets on an annualized basis, compared to $17.3 million, or 2.25%, in the third quarter of 2015. Second quarter 2016 non-interest expenses were $19.5 million, or 2.29% of average assets on an annualized basis.

Non-interest expense for the three months ended September 30, 2016 represents the first full quarter of compensation and other costs associated with operating the business acquired from TKG on April 29. Third quarter non-interest expense also reflected a reduction of $1.2 million in the fair value of previously accrued contingent consideration associated with the TKG acquisition. The adjustment of this non-cash accrual reflects management’s current estimate of the earnout payable to TKG’s former owners in 2017, which favorably impacted third quarter 2016 earnings per share by approximately $0.03.

TriState Capital lowered its projected effective tax rate for the full year 2016 from approximately 34% to approximately 31% as a result of tax credits generated in the third quarter.

BALANCE SHEET GROWTH
Loans totaled $3.17 billion at September 30, 2016, increasing $513.5 million, or 19.3%, over balances at September 30, 2015 and $177.3 million, or 5.9%, from June 30. Private banking loans totaled $1.59 billion at September 30, 2016, growing 32.3% from the end of the year-ago quarter and 10.6% from the end of the linked quarter. Commercial loans totaled $1.59 billion at September 30, 2016, growing 8.6% from the end of the year-ago quarter and 1.7% from the end of the linked quarter.

Deposits totaled $3.09 billion at September 30, 2016, increasing $486.7 million, or 18.7%, from September 30, 2015 and $199.0 million, or 6.9%, from June 30. Deposit growth outpaced robust loan growth for the third consecutive quarter. This illustrates the ongoing success of TriState Capital’s efforts to grow stable and cost-effective relationship deposits and treasury management related liquidity from new and existing accounts through superior client focus and enhanced services and technology.

TriState Capital continues to manage a highly asset-sensitive balance sheet. At September 30, 2016, 87% of TriState Capital’s loan portfolio and 51% of its securities portfolio were floating rate. In addition, 28% of deposits were fixed-rate time deposits.

ASSET QUALITY
The bank’s solid asset quality metrics in the third quarter of 2016 continued to reflect TriState Capital’s disciplined credit culture and the growth of its private banking non-purpose margin loans secured by marketable securities. Private banking comprised 50% of the total loan portfolio at September 30, 2016.

Non-performing assets (NPAs) were $25.0 million at September 30, 2016, or 0.67% of total assets, compared to $20.9 million, or 0.67% of assets, at September 30, 2015 and $20.9 million, or 0.59%, at June 30, 2016. NPAs at September 30, 2016 included $3.6 million for collateral moved to other real estate owned (OREO) at fair value. Non-performing loans (NPLs) were $20.7 million at September 30, 2016, or 0.65% of total loans, compared to $19.1 million, or 0.72%, at September 30, 2015 and $19.1 million, or 0.64%, at June 30, 2016.

Adverse-rated credits declined 10.7% during the third quarter and 8.6% from September 30, 2015. Adverse-rated credits represented 1.59% of total loans at the end of the third quarter of 2016, 2.08% at September 30, 2015 and 1.89% at June 30, 2016.

The bank experienced net recoveries of $3.5 million in the third quarter of 2016, compared to net charge-off of $716,000 in the third quarter of 2015 and $1.4 million in the second quarter of 2016.

EXHIBIT 99.1

TriState Capital’s $542,000 credit to provision expense in the three months ended September 30, 2016 reflected declining adverse rated credits and net recoveries, offset by increases to specific reserves on NPLs. The bank reported a credit to provision expense of $1.3 million in the third quarter of 2015 and provision expense of $80,000 in the second quarter of 2016.

The company’s allowance for loan losses represented 0.64% of total loans at September 30, 2016, compared to 0.73% at September 30, 2015 and 0.57% at June 30, 2016.

INVESTMENT MANAGEMENT
Chartwell’s new business and new flows from existing accounts of $189 million and market appreciation of $400 million offset outflows of $381 million in the third quarter of 2016. While Chartwell experienced net outflows of $192 million in the third quarter, it delivered net inflows of $416 million year to date, as the industry generally saw net outflows for the three and nine months ended September 30, 2016.

Chartwell grew AUM by 2.0% to $10.8 billion at the end of the third quarter of 2016 from $10.6 billion at June 30, 2016. AUM grew by 41.6% from $7.6 billion at September 30, 2015, primarily driven by the April 29 closing of its TKG acquisition. Chartwell’s weighted average fee rate was 0.38% at September 30, 2016.

Investment management fees grew to $10.3 million in the third quarter of 2016 from $7.0 million in the third quarter of 2015 and $9.4 million in the second quarter of 2016. On an annualized run-rate basis, Chartwell’s revenues increased to $41.3 million at September 30, 2016, up 47.5% from $28.0 million at September 30, 2015 and in line with $41.2 million at June 30, 2016.

Chartwell earned $1.7 million in the third quarter, comprising 20.6% of TriState Capital Holdings’ consolidated net income for the third quarter of 2016.

CAPITAL STRENGTH AND FLEXIBILITY
During the third quarter of 2016, about $120 million of TriState Capital’s private banking loans became newly eligible for beneficial risk-weighted capital treatment under Basel III rules, which recognize the lower-risk profile of the majority of the bank’s portfolio of non-purpose margin loans. This had the favorable net effect of making about $12 million of additional regulatory capital available to the bank in the third quarter of 2016. Accordingly, the TriState Capital Bank subsidiary’s total risk-based capital ratio increased to 12.88% at September 30, 2016, from 12.24% at June 30, 2016.

TriState Capital Holdings, as of September 30, 2016, reported ratios of 13.05% for total risk-based capital, 11.73% for tier 1 risk-based capital, 11.73% for common equity tier 1 risk-based capital and 8.09% for tier 1 leverage.

In January 2016, the Board of Directors approved a share repurchase program of up to $10 million. Year-to-date, the company repurchased a total of 334,275 shares for approximately $4.3 million at an average cost of $12.89 per share. Of that total, in the third quarter of 2016, the company repurchased 76,553 shares for approximately $1.1 million at an average cost of $14.78 per share. Also during the third quarter, $5.2 million of the authorization was utilized for an option cancellation program. Fully vested options of 1,061,500 shares of common stock, granted in 2007 and expiring in 2017 with a $10 exercise price, were canceled at an average spread of $4.92.

This week, the company’s Board of Directors approved a new share repurchase program of up to $5 million. Under the authorization, purchases of shares may be made at the discretion of management from time to time in the open market or through negotiated transactions. In addition, the funds allocated to the program can be used to cancel options expiring in 2017.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on October 20 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10094279 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital

EXHIBIT 99.1

earnings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through October 27. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the conference number 10094279.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $3.6 billion in assets, as of September 30, 2016, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $10.8 billion in assets under management, as of September 30, 2016, and serves as the advisor to The Berwyn Funds and Chartwell Mutual Funds. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

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MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
TriState Capital Holdings, Inc.
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
(Dollars in thousands)	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Period-end balance sheet data:
Cash and cash equivalents	$120,736	$114,297	$100,424	$120,736	$100,424
Total investment securities	243,343	242,217	228,014	243,343	228,014
Loans held-for-investment	3,174,653	2,997,309	2,661,191	3,174,653	2,661,191
Allowance for loan losses	(20,211)	(17,215)	(19,350)	(20,211)	(19,350)
Loans held-for-investment, net	3,154,442	2,980,094	2,641,841	3,154,442	2,641,841
Goodwill and other intangibles, net	67,671	68,134	51,205	67,671	51,205
Other assets	129,326	123,849	108,020	129,326	108,020
Total assets	$3,715,518	$3,528,591	$3,129,504	$3,715,518	$3,129,504

Total deposits	$3,087,230	$2,888,192	$2,600,508	$3,087,230	$2,600,508
Borrowings, net	239,460	259,409	174,257	239,460	174,257
Other liabilities	45,689	43,296	34,199	45,689	34,199
Total liabilities	3,372,379	3,190,897	2,808,964	3,372,379	2,808,964

Total shareholders' equity	343,139	337,694	320,540	343,139	320,540

Total liabilities and shareholders' equity	$3,715,518	$3,528,591	$3,129,504	$3,715,518	$3,129,504

Income statement data:
Interest income	$24,925	$23,795	$20,989	$72,080	$61,672
Interest expense	6,221	5,576	3,984	16,780	11,331
Net interest income	18,704	18,219	17,005	55,300	50,341
Provision (credit) for loan losses	(542)	80	(1,341)	(340)	(231)
Net interest income after provision for loan losses	19,246	18,139	18,346	55,640	50,572
Non-interest income:
Investment management fees	10,333	9,462	7,020	26,814	22,189
Net gain on the sale and call of investment securities	14	62	—	77	17
Other non-interest income	2,150	1,923	995	5,968	4,236
Total non-interest income	12,497	11,447	8,015	32,859	26,442
Non-interest expense:
Intangible amortization expense	463	438	390	1,291	1,169
Change in fair value of acquisition earnout	(1,209)	—	—	(1,209)	—
Other non-interest expense	21,260	19,019	16,911	57,895	50,816
Total non-interest expense	20,514	19,457	17,301	57,977	51,985
Income before tax	11,229	10,129	9,060	30,522	25,029
Income tax expense	2,775	3,356	2,942	9,452	8,127
Net income	$8,454	$6,773	$6,118	$21,070	$16,902

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
(Dollars in thousands, except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Per share and share data:
Earnings per share:
Basic	$0.31	$0.25	$0.22	$0.76	$0.61
Diluted	$0.30	$0.24	$0.22	$0.75	$0.60
Book value per common share	$12.12	$11.97	$11.44	$12.12	$11.44
Tangible book value per common share (1)	$9.73	$9.56	$9.61	$9.73	$9.61
Common shares outstanding, at end of period	28,317,154	28,211,282	28,027,695	28,317,154	28,027,695
Weighted average common shares outstanding:
Basic	27,514,724	27,549,475	27,728,705	27,586,816	27,779,023
Diluted	28,307,632	28,225,404	28,281,244	28,276,223	28,207,659

Performance ratios:
Return on average assets (2)	0.93%	0.80%	0.79%	0.82%	0.76%
Return on average equity (2)	9.88%	8.16%	7.64%	8.42%	7.23%
Net interest margin (2) (3)	2.18%	2.25%	2.32%	2.25%	2.39%
Bank efficiency ratio (1)	62.01%	59.63%	64.93%	60.36%	62.36%
Efficiency ratio (1)	68.17%	64.24%	67.59%	65.73%	66.20%
Non-interest expense to average assets (2)	2.27%	2.29%	2.25%	2.25%	2.35%

Asset quality:
Non-performing loans	$20,717	$19,148	$19,119	$20,717	$19,119
Non-performing assets	$24,985	$20,878	$20,885	$24,985	$20,885
Other real estate owned	$4,268	$1,730	$1,766	$4,268	$1,766
Non-performing assets to total assets	0.67%	0.59%	0.67%	0.67%	0.67%
Non-performing loans to total loans	0.65%	0.64%	0.72%	0.65%	0.72%
Allowance for loan losses to loans	0.64%	0.57%	0.73%	0.64%	0.73%
Allowance for loan losses to non-performing loans	97.56%	89.90%	101.21%	97.56%	101.21%
Net charge-offs (recoveries)	$(3,538)	$1,411	$716	$(2,577)	$692
Net charge-offs (recoveries) to average total loans (2)	(0.46)%	0.20%	0.11%	(0.12)%	0.04%

Revenue:
Total revenue (1)	$31,187	$29,604	$25,020	$88,082	$76,766
Pre-tax, pre-provision net revenue (1)	$10,673	$10,147	$7,719	$30,105	$24,781

Capital ratios:
Tier 1 leverage ratio	8.09%	8.41%	9.30%	8.09%	9.30%
Common equity tier 1 risk-based capital ratio	11.73%	11.25%	12.22%	11.73%	12.22%
Tier 1 risk-based capital ratio	11.73%	11.25%	12.22%	11.73%	12.22%
Total risk-based capital ratio	13.05%	12.76%	13.99%	13.05%	13.99%

Assets under management	$10,800,000	$10,592,000	$7,625,000	$10,800,000	$7,625,000

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$114,245	$150	0.52%	$105,954	$135	0.51%	$94,015	$84	0.35%
Federal funds sold	6,445	6	0.37%	6,041	5	0.33%	6,197	2	0.13%
Investment securities available-for-sale	182,354	828	1.81%	185,477	816	1.77%	172,922	597	1.37%
Investment securities held-to-maturity	48,495	485	3.98%	45,143	457	4.07%	45,941	454	3.92%
FHLB stock	12,347	144	4.64%	11,984	102	3.42%	6,371	49	3.05%
Total loans	3,061,427	23,369	3.04%	2,909,217	22,354	3.09%	2,598,362	19,872	3.03%
Total interest-earning assets	3,425,313	24,982	2.90%	3,263,816	23,869	2.94%	2,923,808	21,058	2.86%
Other assets	171,986			157,736			132,225
Total assets	$3,597,299			$3,421,552			$3,056,033

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$190,270	$234	0.49%	$145,858	$154	0.42%	$97,493	$99	0.40%
Money market deposit accounts	1,688,250	3,017	0.71%	1,603,881	2,622	0.66%	1,418,547	1,523	0.43%
Time deposits	863,872	1,936	0.89%	852,381	1,827	0.86%	884,829	1,652	0.74%
Borrowings:
FHLB borrowing	273,804	480	0.70%	269,670	419	0.62%	130,054	156	0.48%
Subordinated notes payable, net	34,427	554	6.40%	34,376	554	6.48%	34,224	554	6.42%
Total interest-bearing liabilities	3,050,623	6,221	0.81%	2,906,166	5,576	0.77%	2,565,147	3,984	0.62%
Noninterest-bearing deposits	161,723			147,540			148,323
Other liabilities	44,565			34,075			24,743
Shareholders' equity	340,388			333,771			317,820
Total liabilities and shareholders' equity	$3,597,299			$3,421,552			$3,056,033

Net interest income (1)		$18,761			$18,293			$17,074
Net interest spread			2.09%			2.17%			2.24%
Net interest margin (1)			2.18%			2.25%			2.32%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Nine Months Ended September 30,
	2016			2015
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$107,651	$418	0.52%	$104,953	$273	0.35%
Federal funds sold	6,180	16	0.35%	6,143	4	0.09%
Investment securities available-for-sale	181,383	2,387	1.76%	162,838	1,550	1.27%
Investment securities held-to-maturity	46,977	1,409	4.01%	40,616	1,190	3.92%
FHLB stock	10,983	343	4.17%	5,084	311	8.18%
Total loans	2,935,663	67,710	3.08%	2,510,374	58,534	3.12%
Total interest-earning assets	3,288,837	72,283	2.94%	2,830,008	61,862	2.92%
Other assets	155,903			130,591
Total assets	$3,444,740			$2,960,599

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$160,310	$541	0.45%	$103,674	$318	0.41%
Money market deposit accounts	1,614,669	7,847	0.65%	1,343,867	4,079	0.41%
Time deposits	869,879	5,540	0.85%	883,679	4,945	0.75%
Borrowings:
FHLB borrowing	243,686	1,191	0.65%	103,315	328	0.42%
Subordinated notes payable, net	34,376	1,661	6.45%	34,174	1,661	6.50%
Total interest-bearing liabilities	2,922,920	16,780	0.77%	2,468,709	11,331	0.61%
Noninterest-bearing deposits	153,763			149,224
Other liabilities	33,770			30,026
Shareholders' equity	334,287			312,640
Total liabilities and shareholders' equity	$3,444,740			$2,960,599

Net interest income (1)		$55,503			$50,531
Net interest spread			2.17%			2.31%
Net interest margin (1)			2.25%			2.39%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	September 30, 2016		June 30, 2016		September 30, 2015
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$1,587,019	50.0%	$1,435,545	47.9%	$1,199,883	45.1%
Middle-market banking loans:
Commercial and industrial	565,702	17.8%	573,733	19.1%	630,131	23.7%
Commercial real estate	1,021,932	32.2%	988,031	33.0%	831,177	31.2%
Total middle-market banking loans	1,587,634	50.0%	1,561,764	52.1%	1,461,308	54.9%
Loans held-for-investment	$3,174,653	100.0%	$2,997,309	100.0%	$2,661,191	100.0%

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$24,855	$—	$70	$24,925	$20,932	$—	$57	$20,989
Interest expense	5,673	—	548	6,221	3,430	—	554	3,984
Net interest income (loss)	19,182	—	(478)	18,704	17,502	—	(497)	17,005
Provision (credit) for loan losses	(542)	—	—	(542)	(1,341)	—	—	(1,341)
Net interest income (loss) after provision for loan losses	19,724	—	(478)	19,246	18,843	—	(497)	18,346
Non-interest income:
Investment management fees	—	10,391	(58)	10,333	—	7,074	(54)	7,020
Net gain on the sale and call of investment securities	14	—	—	14	—	—	—	—
Other non-interest income	2,149	1	—	2,150	1,002	(7)	—	995
Total non-interest income	2,163	10,392	(58)	12,497	1,002	7,067	(54)	8,015
Non-interest expense:
Intangible amortization expense	—	463	—	463	—	390	—	390
Change in fair value of acquisition earnout	—	(1,209)	—	(1,209)	—	—	—	—
Other non-interest expense	13,227	8,009	24	21,260	12,015	4,936	(40)	16,911
Total non-interest expense	13,227	7,263	24	20,514	12,015	5,326	(40)	17,301
Income (loss) before tax	8,660	3,129	(560)	11,229	7,830	1,741	(511)	9,060
Income tax expense (benefit)	1,823	1,385	(433)	2,775	2,442	660	(160)	2,942
Net income (loss)	$6,837	$1,744	$(127)	$8,454	$5,388	$1,081	$(351)	$6,118

EXHIBIT 99.1

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$71,871	$—	$209	$72,080	$61,509	$—	$163	$61,672
Interest expense	15,130	—	1,650	16,780	9,689	—	1,642	11,331
Net interest income (loss)	56,741	—	(1,441)	55,300	51,820	—	(1,479)	50,341
Provision (credit) for loan losses	(340)	—	—	(340)	(231)	—	—	(231)
Net interest income (loss) after provision for loan losses	57,081	—	(1,441)	55,640	52,051	—	(1,479)	50,572
Non-interest income:
Investment management fees	—	26,981	(167)	26,814	—	22,332	(143)	22,189
Net gain on the sale and call of investment securities	77	—	—	77	17	—	—	17
Other non-interest income	5,966	2	—	5,968	4,242	(6)	—	4,236
Total non-interest income	6,043	26,983	(167)	32,859	4,259	22,326	(143)	26,442
Non-interest expense:
Intangible amortization expense	—	1,291	—	1,291	—	1,169	—	1,169
Change in fair value of acquisition earnout	—	(1,209)	—	(1,209)	—	—	—	—
Other non-interest expense	37,849	19,986	60	57,895	34,958	15,931	(73)	50,816
Total non-interest expense	37,849	20,068	60	57,977	34,958	17,100	(73)	51,985
Income (loss) before tax	25,275	6,915	(1,668)	30,522	21,352	5,226	(1,549)	25,029
Income tax expense (benefit)	7,476	2,833	(857)	9,452	6,630	1,981	(484)	8,127
Net income (loss)	$17,799	$4,082	$(811)	$21,070	$14,722	$3,245	$(1,065)	$16,902

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders’ equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a business purchase combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of investment securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale and call of investment securities. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense, excluding acquisition related items and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2016	2016	2015
Tangible book value per common share:
Total shareholders' equity	$343,139	$337,694	$320,540
Less: intangible assets	67,671	68,134	51,205
Tangible common equity	$275,468	$269,560	$269,335
Common shares outstanding	28,317,154	28,211,282	28,027,695
Tangible book value per common share	$9.73	$9.56	$9.61

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2016	2016	2015	2016	2015
Pre-tax, pre-provision net revenue:
Net interest income	$18,704	$18,219	$17,005	$55,300	$50,341
Total non-interest income	12,497	11,447	8,015	32,859	26,442
Less: net gain on the sale and call of investment securities	14	62	—	77	17
Total revenue	31,187	29,604	25,020	88,082	76,766
Less: total non-interest expense	20,514	19,457	17,301	57,977	51,985
Pre-tax, pre-provision net revenue	$10,673	$10,147	$7,719	$30,105	$24,781

Efficiency ratio:
Total non-interest expense	$20,514	$19,457	$17,301	$57,977	$51,985
Plus: change in fair value of acquisition earnout	1,209	—	—	1,209	—
Less: acquisition related items	—	—	—	1	—
Less: intangible amortization expense	463	438	390	1,291	1,169
Total non-interest expense, as adjusted (numerator)	$21,260	$19,019	$16,911	$57,894	$50,816
Total revenue (denominator)	$31,187	$29,604	$25,020	$88,082	$76,766
Efficiency ratio	68.17%	64.24%	67.59%	65.73%	66.20%

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2016	2016	2015	2016	2015
Bank pre-tax, pre-provision net revenue:
Net interest income	$19,182	$18,705	$17,502	$56,741	$51,820
Total non-interest income	2,163	1,984	1,002	6,043	4,259
Less: net gain on the sale and call of investment securities	14	62	—	77	17
Total revenue	21,331	20,627	18,504	62,707	56,062
Less: total non-interest expense	13,227	12,299	12,015	37,849	34,958
Pre-tax, pre-provision net revenue	$8,104	$8,328	$6,489	$24,858	$21,104

Bank efficiency ratio:
Total non-interest expense (numerator)	$13,227	$12,299	$12,015	$37,849	$34,958
Total revenue (denominator)	$21,331	$20,627	$18,504	$62,707	$56,062
Efficiency ratio	62.01%	59.63%	64.93%	60.36%	62.36%